Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2011, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Alpha and Omega Semiconductor Limited’s Annual Report on Form 10-K filed on September 9, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 15, 2012